Exhibit 99.1
Granite Ridge Resources, Inc. Reports Third-Quarter 2024 Results and Declares Quarterly Cash Dividend
Dallas, Texas, November 7, 2024 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the third quarter 2024.
Third Quarter 2024 Highlights
•Achieved average production of 25,177 barrels of oil equivalent (“Boe”) per day (50% oil).
•Reported net income of $9.1 million, or $0.07 per diluted share, and adjusted net income (non-GAAP) of $18.5 million, or $0.14 adjusted earnings per diluted share.
•Generated $75.4 million of Adjusted EBITDAX (non-GAAP).
•Placed 93 gross (5.18 net) wells online.
•Closed multiple transactions during the quarter adding 15.9 net future drilling locations for a total acquisition cost of $30.9 million (including $0.6 million of expected future drilling carries).
•Paid quarterly dividend of $0.11 per share of common stock during the third quarter, implying a 6.9% annualized yield based on November 6, 2024 closing share price of $6.35.
•Ended the third quarter of 2024 with liquidity of $127.8 million.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Subsequent Events
•Completed the Company’s semi-annual bank redetermination process and increased the borrowing base and elected commitment amounts to $325 million.
•The Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on December 16, 2024 to shareholders of record as of November 29, 2024. Future declarations of dividends are subject to approval by the Board of Directors.
Management Commentary
"Granite Ridge has once again delivered a strong quarter of operational and financial performance," said President and CEO Luke Brandenberg. "We exceeded our expectations in production, adjusted EBITDA, LOE, and G&A, thanks to the quality of our assets, superior underwriting, dedicated staff, and the outstanding performance of our operating partners. Our significant cash flow generation allows us to reinvest in high-return projects and provide shareholders with a current dividend yield of nearly 7%. This quarter’s results underscore our ability to grow production, maintain a strong balance sheet, and prioritize total shareholder returns."
"Controlled Capital is increasingly central to our strategy, and we are thrilled with its progress. Early results from our Delaware Basin partnership have been encouraging. In 2024, we plan to spud nine net Controlled Capital wells, with significant production impacts expected starting in Q1 2025. Our Midland Basin partner is also actively expanding its inventory, positioning us to advance that asset base in 2025. Unlike the traditional non-operated model, Controlled Capital gives us control over capital expenditure timing and cash flows while adhering to our rigorous underwriting standards. We believe our disciplined approach to capital allocation, leverage, and hedging will drive significant value for our shareholders."
Third Quarter 2024 Summary
Third quarter 2024 oil production volumes totaled 12,655 barrels (“Bbls”) per day, a 3% increase from the third quarter of 2023. Natural gas production for the third quarter of 2024 totaled 75,133 thousand cubic feet of natural gas (“Mcf”) per day, a 12% decrease from the third quarter of 2023. As a result, the Company’s total production for the third quarter of 2024 decreased 5% from the third quarter of the prior year to 25,177 Boe per day.

Net income for the third quarter of 2024 was $9.1 million, or $0.07 per diluted share. Excluding non-cash and nonrecurring items, third quarter 2024 Adjusted Net Income (non-GAAP) was $18.5 million, or $0.14 per diluted share. The Company’s average realized price for oil and natural gas for the third quarter of 2024, excluding the effect of commodity derivatives, was $73.44 per Bbl and $1.24 per Mcf, respectively.

Adjusted EBITDAX (non-GAAP) for the third quarter of 2024 totaled $75.4 million, compared to $83.2 million for the third quarter of 2023. Third quarter of 2024 cash flow from operating activities was $74.7 million, including $4.0 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $70.7 million. Costs incurred for development activities totaled $77.2 million for the third quarter of 2024.
Operational Update
During the third quarter the Company closed multiple transactions adding 15.9 net future drilling locations for a total acquisition cost of $30.9 million (including $0.6 million of expected future drilling carries).
•Traditional Non-Op or “Burgers & Beer”
◦Acquired 23 gross (1.4 net) future drilling locations for a total acquisition cost of $5.0 million. Estimated future development costs for the acquired properties is $15 million.
◦Acquisitions include assets in the Delaware, Bakken and Appalachian basins.
•Controlled Capital
◦Midland Basin: Acquired inventory of 13 gross (10.7 net) future drilling locations for a total acquisition cost of $22.1 million and estimated future development costs of $77 million.
◦Delaware Basin: Acquired inventory of 7 gross (3.8 net) locations for a total acquisition cost of $3.8 million and estimated future development costs of $33 million.
◦As the largest interest owner in these locations, Granite Ridge controls development timing.
Operational Activity
The table below provides a summary of gross and net wells completed and put on production for the three and nine months ended September 30, 2024:

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	Gross	Net	Gross	Net
Permian	43	3.25	102	13.57
Eagle Ford	0	0.00	13	3.10
Bakken	8	0.21	37	0.60
Haynesville	0	0.00	6	0.34
DJ	42	1.72	55	1.74
Total	93	5.18	213	19.35

On September 30, 2024, the Company had 255 gross (16.2 net) wells in process.
Costs Incurred
The tables below provide the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Property acquisition costs:
Proved	$—	$8,161	$2,824	$27,459
Unproved	32,919	11,262	51,515	24,053
Development costs	77,171	75,726	206,761	233,071
Total costs incurred for oil and natural gas properties	$110,090	$95,149	$261,100	$284,583
Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2024 Guidance
The following table summarizes the Company’s operational and financial guidance for 2024, which is unchanged from the prior quarter.

2024
Annual production (Boe per day)	23,250 - 25,250
Oil as a % of sales volumes	48%

Acquisitions ($ in millions)	$60 - $60
Development capital expenditures ($ in millions)	$295 - $305
Total capital expenditures ($ in millions)	$355 - $365

Net wells placed on production	22 - 24

Lease operating expenses (per Boe)	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%
Cash general and administrative expense ($ in millions)	$23 - $26
Conference Call
Granite Ridge will host a conference call on November 8, 2024, at 10:00 AM CT (11:00 AM ET) to discuss its third quarter 2024 results. A brief Q&A session for security analysts will immediately follow the discussion. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
Intl. dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through November 22, 2024. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.
Upcoming Investor Events
Granite Ridge management will also be participating in the following upcoming investor events:
•Bank of America Global Energy Conference (Houston, TX) - November 12 - 13, 2024.
•Wolfe Global Energy Conference (Virtual) - November 20, 2024.
•Southwest IDEAS Conference (Dallas, TX) - November 20, 2024.
•Stephens Annual Investment Conference (Nashville, TN) - November 21, 2024.
•Capital One Annual Energy Conference (Houston, TX) - December 10, 2024.
Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.
About Granite Ridge
Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.

Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release including, without limitation, Granite Ridge’s 2024 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production and cash flows, and our intention or ability to pay or increase dividends on our capital are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in our reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, continued instability in the Middle East, including from the Houthi rebels in Yemen, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, such as the COVID-19 pandemic, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 under “Risk Factors,” as updated by any subsequent Quarterly Reports on Form 10-Q that we file with the United States Securities and Exchange Commission.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Granite Ridge’s actual results may vary materially from those expected or projected. Forward-looking statements speak only as of the date they are made. Granite Ridge does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes and Free Cash Flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$23,102	$10,430
Revenue receivable	58,504	72,934
Advances to operators	11,756	4,928
Prepaid and other current assets	2,592	1,716
Derivative assets - commodity derivatives	8,489	11,117
Equity investments	27,651	50,427
Total current assets	132,094	151,552
Property and equipment:
Oil and gas properties, successful efforts method	1,492,861	1,236,683
Accumulated depletion	(593,411)	(467,141)
Total property and equipment, net	899,450	769,542
Long-term assets:
Derivative assets - commodity derivatives	—	1,189
Other long-term assets	4,331	4,821
Total long-term assets	4,331	6,010
Total assets	$1,035,875	$927,104
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$83,231	$60,875
Other liabilities	1,233	1,204
Total current liabilities	84,464	62,079
Long-term liabilities:
Long-term debt	195,000	110,000
Derivative liabilities - commodity derivatives	676	—
Asset retirement obligations	10,433	9,391
Deferred tax liability	84,722	73,989
Total long-term liabilities	290,831	193,380
Total liabilities	375,295	255,459
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,424,207 and 136,040,777 issued at September 30, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	654,857	653,174
Retained earnings	42,051	54,782
Treasury stock, at cost, 5,680,255 and 5,677,627 shares at September 30, 2024 and December 31, 2023, respectively	(36,342)	(36,325)
Total stockholders' equity	660,580	671,645
Total liabilities and stockholders' equity	$1,035,875	$927,104

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenues:
Oil and natural gas sales	$94,075	$108,404	$273,723	$287,271
Operating costs and expenses:
Lease operating expenses	13,026	16,935	42,174	45,113
Production and ad valorem taxes	6,345	7,790	18,975	19,810
Depletion and accretion expense	44,149	44,267	126,682	113,088
Impairments of unproved properties	—	—	732	—
Exploration expense	283	1,560	283	1,560
General and administrative (including non-cash stock-based compensation of $588 and $1,683 for the three and nine months ended September 30, 2024)	5,590	5,249	18,705	21,839
Total operating costs and expenses	69,393	75,801	207,551	201,410
Net operating income	24,682	32,603	66,172	85,861
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	11,841	(8,129)	7,895	6,415
Interest expense	(4,820)	(1,356)	(13,797)	(2,906)
Loss on derivatives - common stock warrants	—	(8)	—	(5,742)
Loss on equity investments	(18,320)	—	(19,315)	—
Dividend income	—	—	269	—
Other	1	—	2	—
Total other income (expense)	(11,298)	(9,493)	(24,946)	(2,233)
Income before income taxes	13,384	23,110	41,226	83,628
Income tax expense	4,330	5,153	10,845	20,068
Net income	$9,054	$17,957	$30,381	$63,560

Net income per share:
Basic	$0.07	$0.13	$0.23	$0.48
Diluted	$0.07	$0.13	$0.23	$0.48
Weighted-average number of shares outstanding:
Basic	130,204	134,396	130,182	133,426
Diluted	130,242	134,421	130,219	133,440

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Operating activities:
Net income	$30,381	$63,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	126,682	113,088
Abandonments expense	—	1,560
Impairments of unproved properties	732	—
(Gain) loss on derivatives - commodity derivatives	(7,895)	(6,415)
Net cash receipts from commodity derivatives	12,389	18,830
Stock-based compensation	1,683	1,813
Amortization of deferred financing costs	3,162	490
Loss on derivatives - common stock warrants	—	5,742
Unrealized loss on equity investments	19,415	—
Deferred income taxes	10,733	17,069
Other	(145)	(146)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	14,429	(10,545)
Accrued expenses	(3,240)	2,627
Prepaid and other current assets	(877)	1,854
Other payable	87	3,165
Net cash provided by operating activities	207,536	212,692
Investing activities:
Capital expenditures for oil and natural gas properties	(193,376)	(237,138)
Acquisition of oil and natural gas properties	(51,994)	(49,427)
Proceeds from sale of oil and natural gas properties	3,064	60
Proceeds from sale of equity investments	3,362	—
Refund of advances to operators	5,314	—
Net cash used in investing activities	(233,630)	(286,505)
Financing activities:
Proceeds from borrowing on credit facilities	85,000	117,500
Repayments of borrowing on credit facilities	—	(32,500)
Deferred financing costs	(3,004)	(28)
Payment of expenses related to formation of Granite Ridge Resources, Inc.	—	(43)
Purchase of treasury shares	(418)	(11,765)
Proceeds from issuance of common stock	—	5
Payment of dividends	(43,112)	(44,072)
Net cash provided by financing activities	38,466	29,097
Net change in cash and restricted cash	12,372	(44,716)
Cash and restricted cash at beginning of period	10,730	51,133
Cash and restricted cash at end of period	$23,102	$6,417
Supplemental disclosure of non-cash investing activities:
Oil and natural gas property development costs in accrued expenses	$40,003	$(13,068)
Advances to operators applied to development of oil and natural gas properties	$80,320	$88,463
Cash and restricted cash:
Cash	$23,102	$6,117
Restricted cash included in other long-term assets	—	300
Cash and restricted cash	$23,102	$6,417

Granite Ridge Resources, Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales (in thousands):
Oil sales	$85,503	$88,210	$238,761	$230,755
Natural gas sales	8,572	20,194	34,962	56,516
Total revenues	94,075	108,404	273,723	287,271

Net Production:
Oil (MBbl)	1,164	1,125	3,129	3,038
Natural gas (MMcf)	6,912	7,841	20,758	20,643
Total (MBoe)(1)	2,316	2,432	6,589	6,479
Average Daily Production:
Oil (Bbl)	12,655	12,228	11,420	11,128
Natural gas (Mcf)	75,133	85,228	75,758	75,615
Total (Boe)(1)	25,177	26,433	24,046	23,731

Average Sales Prices:
Oil (per Bbl)	$73.44	$78.41	$76.31	$75.96
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	0.55	0.11	0.11	1.29
Oil net of settled oil derivatives (per Bbl) (2)	73.99	78.52	76.42	77.25

Natural gas sales (per Mcf)	1.24	2.58	1.68	2.74
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.74	0.55	0.58	0.72
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	1.98	3.13	2.26	3.46

Realized price on a Boe basis excluding settled commodity derivatives	40.61	44.57	41.54	44.34
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	2.47	1.82	1.88	2.91
Realized price on a Boe basis including settled commodity derivatives (2)	43.08	46.39	43.42	47.25

Operating Expenses (in thousands):
Lease operating expenses	$13,026	$16,935	$42,174	$45,113
Production and ad valorem taxes	6,345	7,790	18,975	19,810
Depletion and accretion expense	44,149	44,267	126,682	113,088
General and administrative	5,590	5,249	18,705	21,839
Costs and Expenses (per Boe):
Lease operating expenses	$5.62	$6.96	$6.40	$6.96
Production and ad valorem taxes	2.74	3.20	2.88	3.06
Depletion and accretion	19.06	18.20	19.23	17.45
General and administrative	2.41	2.16	2.84	3.37

Net Producing Wells at Period-End:	195.88	175.24	195.88	175.24
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources, Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at September 30, 2024, for the periods indicated. No additional derivatives have been entered into subsequent to the end of the quarter.

	Q4 2024	2025	2026
Collar (oil)
Volume (Bbl)	311,496	1,898,739	—
Weighted-average floor price ($/Bbl)	$64.13	$60.93	$—
Weighted-average ceiling price ($/Bbl)	$84.97	$79.86	$—
Swaps (oil)
Volume (Bbl)	128,277	—	—
Weighted-average price ($/Bbl)	$79.30	$—	$—
Collar (natural gas)
Volume (Mcf)	1,899,000	9,439,829	7,650,176
Weighted-average floor price ($/Mcf)	$3.50	$3.15	$3.28
Weighted-average ceiling price ($/Mcf)	$5.12	$4.13	$4.01
Swaps (natural gas)
Volume (Mcf)	1,895,588	2,585,050	656,000
Weighted-average price ($/Mcf)	$3.55	$3.18	$3.31

Granite Ridge Resources, Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income, before depletion and accretion expense, (gain) loss on derivatives – commodity derivatives, net cash receipts from (payments on) commodity derivatives, interest expense, (gain) loss on derivatives – common stock warrants, non-cash stock-based compensation, income tax expense, impairments of unproved properties, warrant exchange transaction costs, loss on equity investments, and exploration expense. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$9,054	$17,957	$30,381	$63,560
Interest expense	4,820	1,356	13,797	2,906
Income tax expense	4,330	5,153	10,845	20,068
Exploration expense	283	1,560	283	1,560
Depletion and accretion expense	44,149	44,267	126,682	113,088
Non-cash stock-based compensation	588	379	1,683	1,813
Impairments of unproved properties	—	—	732	—
Warrant exchange transaction costs	—	—	—	2,456
(Gain) loss on derivatives - commodity derivatives	(11,841)	8,129	(7,895)	(6,415)
Loss on equity investments	18,320	—	19,315	—
Net cash receipts from commodity derivatives	5,729	4,419	12,389	18,830
Loss on derivatives - common stock warrants	—	8	—	5,742
Adjusted EBITDAX	$75,432	$83,228	$208,212	$223,608

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, accrued expenses, prepaid and other current assets and other payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.
Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. The Company defines Free Cash Flow as OCF Before Working Capital Changes minus development costs. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes and to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$74,694	$57,032	$207,536	$212,692
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	(8,744)	27,147	(14,429)	10,545
Accrued expenses	842	(1,155)	3,240	(2,627)
Prepaid and other current assets	113	(904)	877	(1,854)
Other payable	3,802	(2,832)	(87)	(3,165)
Total working capital changes	(3,987)	22,256	(10,399)	2,899
Operating Cash Flow Before Working Capital Changes	70,707	79,288	197,137	215,591
Development costs	77,171	75,726	206,761	233,071
Free Cash Flow	$(6,464)	$3,562	$(9,624)	$(17,480)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of proved properties, (gain) loss on derivatives - commodity derivatives, net cash receipts from (payments on) commodity derivatives, gain (loss) on derivatives - common stock warrants, loss on equity investments and tax impact on above adjustments.
The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.
The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2024	2023	2024	2023
Net income	$9,054	$17,957	$30,381	$63,560
Impairments of unproved properties	—	—	732	—
(Gain) loss on derivatives - commodity derivatives	(11,841)	8,129	(7,895)	(6,415)
Net cash receipts from commodity derivatives	5,729	4,419	12,389	18,830
Loss on equity investments	18,320	—	19,315	—
Deferred financing cost amortization acceleration	—	—	2,167	—
Loss on derivatives - common stock warrants	—	8	—	5,742
Warrant exchange transaction costs	—	—	—	2,456
Tax impact on above adjustments (a)	(2,808)	(2,850)	(6,143)	(4,679)
Changes in deferred taxes and other estimates	—	32	—	1,223
Adjusted net income	$18,454	$27,695	$50,946	$80,717

Earnings per diluted share - as reported	$0.07	$0.13	$0.23	$0.48
Impairments of unproved properties	—	—	0.01	—
(Gain) loss on derivatives - commodity derivatives	(0.09)	0.06	(0.06)	(0.05)
Net cash receipts from commodity derivatives	0.04	0.03	0.10	0.14
Loss on derivatives - common stock warrants	—	—	—	0.04
Loss on equity investments	0.14	—	0.15	—
Deferred financing cost amortization acceleration	—	—	0.02	—
Warrant exchange transaction costs	—	—	—	0.02
Tax impact on above adjustments (a)	(0.02)	(0.01)	(0.06)	(0.04)
Changes in deferred taxes and other estimates	—	—	—	0.01
Adjusted earnings per diluted share	$0.14	$0.21	$0.39	$0.60
Adjusted earnings per share:
Basic earnings	$0.14	$0.21	$0.39	$0.60
Diluted earnings	$0.14	$0.21	$0.39	$0.60
(a) Estimated using statutory tax rate in effect for the period.